                                                                     Exhibit 3.1

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                                WOOD RESOURCES LP

          This Certificate of Limited Partnership of Wood Resources LP (the
"Partnership") is executed and filed pursuant to the provisions of Section
17-201 of the Delaware Revised Uniform Limited Partnership Act (the "Act"), by
Wood MLP GP LLC, a Delaware limited liability company (the "General Partner"), as general partner of the Partnership. The General Partner DOES HEREBY CERTIFY
as follows:

          1.   The name of the limited partnership is Wood Resources LP.

          2.   The address of the registered office of the Partnership in the
               State of Delaware and the name and address of the registered agent of the Partnership required to be maintained by Section
               17-104 of the Act at such address are as follows:

                     NAME AND ADDRESS OF                  ADDRESS OF
                       REGISTERED AGENT                REGISTERED OFFICE
               ------------------------------   ------------------------------
               Corporation Trust Center         1209 Orange Street
               1209 Orange Street               Wilmington, New Castle County,
               Wilmington, New Castle County,   Delaware 19801
               Delaware 19801

          3.   The name and business address of the General Partner are as follows:

               Wood MLP GP LLC
               One Sound Shore Drive, Suite 304
               Greenwich, CT 06830

          IN WITNESS WHEREOF, the General Partner has executed this Certificate of Limited Partnership as of the 27th day of September, 2005.

                                        GENERAL PARTNER

                                        Wood MLP GP LLC

                                        By: /s/ Timothy Langenkamp
                                            ------------------------------------
                                            Timothy Langenkamp
                                            Authorized Person